UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2013
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 1, 2013, Taylor Devices, Inc. held its Annual Meeting of Shareholders.  The shareholders of Taylor Devices, Inc. common stock elected Douglas P. Taylor  and Randall L. Clark as Class 3 directors, to serve a three-year term expiring in 2016.

        1,529,241 votes were cast for Mr. Taylor and 67,720 votes were withheld.  Broker non-votes were 1,361,207.
        1,468,829 votes were cast for Mr. Clark and 128,132 votes were withheld.  Broker non-votes were 1,361,207.

The second matter voted upon at the meeting was the ratification of the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2014.

        2,841,539 votes were cast  for Lumsden & McCormick, LLP, 107,751 votes were cast  against and 12,803 votes abstained.

The third matter voted upon was the approval of the non-binding advisory resolution approving the compensation of the Company's named executive officers.

        1,414,717 votes were cast  for the non-binding advisory resolution, 31,286 votes were cast  against and 150,958 votes abstained.  Broker non-votes were 1,361,207.

The fourth matter voted upon was the frequency of future advisory votes on the compensation of the Company's named executive officers.

        660,087 votes were cast  for a frequency of 1 year, 52,134  votes were cast  for a frequency of   2 years, 857,737 votes were cast for a frequency of  3 years and 27,003 votes abstained.
        Broker non-votes were 1,361,207.

The Company will hold advisory votes on the compensation of the Company's named executive officers every three years.

Item 8.01 Other Events

On November 1, 2013, the Board of Directors of the Registrant voted unanimously to continue the share repurchase agreement, authorized by the Board in 2010, with Merrill Lynch, Pierce, Fenner & Smith Incorporated  ("MLPF&S") under which the Company repurchases shares of its common stock.   Since Board authorization in 2010, a total of 15,600 shares have been purchased at an average price per share of $5.14.  Repurchases are made by MLPF&S for the benefit of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)

Date: November 6, 2013	By: /s/ Douglas P. Taylor
Douglas P. Taylor, President and Chief Executive Officer